UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2017

MOUNTAIN HIGH ACQUISITIONS CORP.

COLORADO	333-175825	27-3515499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 E. Greenway Parkway #103-412

Scottsdale, Arizona 85254

(Address of principal executive offices)

(303) 358-3840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On June 12, 2017, the Company issued 100,000 shares of the Company’s Series B Convertible Preferred Stock (the “Shares”) to a consultant for services rendered in connection with the Company’s business development activities. Each Share is initially convertible into 10 shares of Common Stock subject to certain adjustment provisions set forth in the Certificate of Designation. The Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. The Shares may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

Effective June 9, 2017, the Company’s Board of Directors amended Section 12 of the Company’s Bylaws to provide for shareholder action to be taken by a vote of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Effective June 9, 2017, the Company amended its Articles of Incorporation by establishing the rights, preferences and privileges of Series B Convertible Preferred Stock.

Effective June 12, 2017, the Company amended its Articles of Incorporation by increasing the number of its authorized shares of stock from 500,000,000 to 750,000,000 and increasing the number of common shares from 250,000,000 to 500,000,000.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

	(b)	Exhibits

	3.1	Amendments to Bylaws

	3.2	Certificate of Designation of Series B Convertible Preferred Stock

	3.3	Amendment to Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2017	MOUNTAIN HIGH ACQUISITIONS CORP. By: /s/ Richard G. Stifel Richard G. Stifel, Chief Financial Officer